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                                                                     EXHIBIT 4.3

     FIRST AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") dated as of February 1, 2001, between IVC INDUSTRIES, INC., a Delaware corporation (the "Corporation"), and AMERICAN STOCK TRANSFER & TRUST COMPANY (the "Rights Agent"). Capitalized terms used but not defined in this Amendment shall have the respective meanings attributed to such terms in the Rights Agreement dated as of May 15, 2001 between the parties (the "Rights Agreement").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the parties acknowledge that the Rights Agreement is in full force and effect; and

     WHEREAS, the parties deem it necessary or desirable to amend the Rights Agreement as hereinafter provided.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Section 1(k) of the Rights Agreement is hereby amended to add the following sentence to the end thereof:

     "Notwithstanding any provision herein in to the contrary, E. Joseph Edell is authorized to acquire up to 200,000 additional shares of Common Stock, and that the acquisition of such shares shall not result in E. Joseph Edell being deemed an Acquiring Person."

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     2. This Amendment was authorized by the Corporation's Board of Directors at a meeting held on April 3, 2001.

     3. Except as specifically amended hereby, the Rights Agreement shall remain unaffected by this Amendment, and the remaining terms of the Rights Agreement are hereby reconfirmed.

     4. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                        IVC INDUSTRIES, INC.

     Attest:

     By: /s/ Vita S. Ricci              By: /s/ E. Joseph Edell
        --------------------------         ---------------------------------
     Name:   Vita S. Ricci              Name:  E. Joseph Edell
     Title:  Executive Assistant       Title: Chief Executive Officer

                                        AMERICAN STOCK TRANSFER & TRUST COMPANY

     Attest:

     By: /s/ Wilbert Myles              By: /s/ Herbert J. Lemmer
        --------------------------         ---------------------------------
     Name:   Wilbert Myles              Name:  Herbert J. Lemmer
     Title:  Vice President             Title: Vice President